UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2007, the Company entered into an employment agreement (the “Employment Agreement”) with ReiJane Huai for the positions of President and Chief Executive Officer of the Company for the period January 1, 2008 through December 31, 2010 (the “Employment Period”).  Mr. Huai has served as President and Chief Executive Officer of the Company since 2000.  His current employment agreement expires on December 31, 2007.

The Employment Agreement provides for base salary for each year of the Employment Period as follows:

Calendar Year	Salary
2008	$310,000
2009	$341,000
2010	$375,100

In addition, the Employment Agreement provides for the payment of a bonus to Mr. Huai in each year of the Employment Period in an amount equal to four percent (4%) of the Company’s adjusted net operating income if the adjusted net operating income for the bonus year exceeds the adjusted net operating income of the previous year.  The bonus is payable in restricted shares of common stock of the Company which vest thirty three percent (33%) on January 1 of each of the first two years following their issuance and thirty four percent (34%) on January 1 of the third year following their issuance.

The Employment Agreement provides that in the event that Mr. Huai’s death occurs during the Employment Period, the Company will provide a death benefit to his estate equal to Mr. Huai’s then current base salary.  Additionally, Mr. Huai may receive certain severance payments in the event that his employment is terminated during the Employment Period, or, in some circumstances, in the event that he is not offered a renewal agreement with the Company, under similar terms as the Employment Agreement, for a period of not less than two years.

The Employment Agreement also provides for certain fringe benefits and contains provisions related to termination of employment, non-competition and other matters.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated December 31, 2007 by and between FalconStor Software, Inc. and ReiJane Huai

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCONSTOR SOFTWARE, INC.

Dated: December 31, 2007	By:	/s/ Jim Weber
	Name:	James Weber
	Title:	Chief Financial Officer and Vice President